Exhibit 10.02

Notice of Stock Option Grant
(Global)
Chegg, Inc. 2013 Equity Incentive Plan
You have been granted an Option by Chegg, Inc. (the “Company”) under its 2013 Equity Incentive Plan (the “Plan”) to purchase shares of Common Stock of the Company under the Plan subject to the terms and conditions of the Plan, this Notice of Stock Option Grant (the “Notice”) and the Stock Option Agreement (the “Option Agreement”), including any applicable country-specific provisions in the appendix attached hereto (if any) (the “Appendix”). Unless otherwise defined herein, any capitalized terms used herein will have the meaning ascribed to them in the Plan.

Name:
Address:
Grant Number:
Vesting Commencement Date:
Exercise Price per Share:
Total Number of Shares:		Non-Qualified Stock Option
Type of Option:		Incentive Stock Option

Expiration Date:	, 20	; This Option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement

Vesting Schedule:	[INSERT VESTING SCHEDULE]
By accepting (whether in writing, electronically or otherwise) this Option, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and the Option Agreement. You acknowledge and agree that the Vesting Schedule may change prospectively in the event that your service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards. You further acknowledge that the grant of this Option by the Company is at the Company’s sole discretion, and does not entitle you to further grant(s) of Option(s) or any other award(s) under the Plan or any other plan or program maintained by the Company or any parent, subsidiary or affiliate of the Company. You acknowledge that the vesting of the Option pursuant to this Notice is earned only by continuing Service. By accepting this Option, you consent to electronic delivery as set forth in the Option Agreement.

CHEGG, INC.
By:
Its:

Stock Option Agreement
(Global)
Chegg, Inc. 2013 Equity Incentive Plan
You have been granted an Option by Chegg, Inc. (the “Company”) under the 2013 Equity Incentive Plan (the “Plan”) to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (the “Notice”) and this Stock Option Agreement (the “Agreement”), including any applicable country-specific provisions in the appendix attached hereto (if any) (the “Appendix”), which constitutes part of this Agreement.
1.Grant of Option. You have been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share set forth in the Notice (the “exercise price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. If designated in the Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonqualified Stock Option (“NSO”).

2.Termination Period.

(a)General Rule. If your Service terminates for any reason except death or Disability, and other than for Cause, then this Option will expire at the close of business at Company headquarters on the date three months after your termination date. If your Service is terminated for Cause, this Option will expire upon the date of such termination without payment of any consideration to you. Your Service will be considered terminated as of the date you are no longer providing Services to the Company, its Parent or one of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any) (the “Termination Date”). Unless otherwise provided in this Agreement or determined by the Company, your right to vest in this Option will terminate as of the Termination Date and the period (if any) during which you may exercise this Option after such termination will commence on the Termination Date. In each instance, the Termination Date will not be extended by any notice period (e.g., your period of Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under the laws of the jurisdiction in which you reside or the terms of your employment agreement, if any). In case of any dispute as to whether your termination of Service has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination. The Committee shall have the exclusive discretion to determine whether you may still be considered to be providing services while on an approved leave of absence.

(b)Death; Disability. If you die before your Service terminates, then this Option will expire at the close of business at Company headquarters on the date 12 months after the date of death. If your Service terminates because of your Disability, then this Option will expire at the close of business at Company headquarters on the date 12 months after your termination date.

(c)No Notice. You are responsible for keeping track of these exercise periods following your termination of Service for any reason. The Company will not provide further notice of such periods. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice.

3.Exercise of Option.

(a)Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Agreement. In the event of your death, Disability, or other cessation of Service, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice and this Agreement. This Option may not be exercised for a fraction of a Share.

(b)Method of Exercise. This Option is exercisable by delivery of an exercise notice in a form specified by the Company (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of a fully executed Exercise Notice accompanied by the aggregate exercise price and any applicable tax withholding due upon exercise of the Option.

(c)Exercise by Another. If another person wants to exercise this Option after it has been transferred to him or her in compliance with this Agreement, that person must prove to the Company’s satisfaction that he or she is entitled to exercise this Option. That person must also complete the proper Exercise Notice form (as described above) and pay the exercise price (as described below) and any applicable tax withholding due upon exercise of the Option (as described below).

4.Method of Payment. Payment of the aggregate exercise price shall be by any of the following, or a combination thereof, at your election:

(a)your personal check, wire transfer, or a cashier’s check;

(b)certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company; the value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price of your Option if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes;

(c)cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Shares covered by this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by signing a special notice of exercise form provided by the Company; or

(d)other method authorized by the Company.

5.Non-Transferability of Option. In general, except as provided below, only you may exercise this Option prior to your death. You may not transfer or assign this Option, except as provided below. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will or in a beneficiary designation. However, if this Option is designated as a NSO in the Notice, then the Committee (as defined in the Plan) may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest. In addition, if this Option is designated as a NSO in the Notice, then the Committee may, in its sole discretion, allow you to transfer this Option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights. The Committee will allow you to transfer this Option only if both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of you only by you, your guardian, or legal representative, as permitted in the Plan. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of you.

6.Term of Option. This Option shall in any event expire on the expiration date set forth in the Notice, which date is 10 years after the grant date (five years after the grant date if this Option is designated as an ISO in the Notice and Section 5.3 of the Plan applies).

7.Tax Consequences. You should consult a tax advisor for tax consequences relating to this Option in the jurisdiction in which you are subject to tax. YOU SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)Exercising the Option. You will not be allowed to exercise this Option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the Option exercise.

(b)Notice of Disqualifying Disposition of ISO Shares. If you sell or otherwise dispose of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, you shall immediately notify the Company in writing of such disposition. You agree that you may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current compensation paid to you.

8.Withholding Taxes and Stock Withholding. Regardless of any action the Company or its Parent or Subsidiary employing you (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-related Items legally due by you is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. You further acknowledge that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to structure the terms of the award or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, you acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction

Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer; or

(ii)
withholding Shares that otherwise would be issued to you when you exercise this Option, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, or

(iii)
withholding from proceeds of the sale of the Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or

(iv)	any other arrangement approved by the Company.

The Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including, to the extent permitted by the Plan, maximum applicable rates in your jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Common Stock. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the exercise, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the Tax-Related Items withholding. The Company may refuse to honor the exercise and refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this Section.
9.Acknowledgement. The Company and you agree that the Option is granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). You: (i) acknowledge receipt of a copy of the Plan and the Plan prospectus, (ii) represent that you have carefully read and are familiar with their provisions, and (iii) hereby accept the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and the Agreement.

10.Appendix. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in the Appendix to this Agreement for your country set forth as an attachment to this Agreement (if any). Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

11.Consent to Electronic Delivery of All Plan Documents and Disclosures. By your acceptance of this Option, you consent to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at stockadmin@chegg.com. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at stockadmin@chegg.com. Finally, you understand that you are not required to consent to electronic delivery. To the extent you have been provided with a copy of this Agreement, the Plan, or any other documents relating to the Option in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

12.Compliance with Laws and Regulations; Legends. The issuance of Shares will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any Shares pursuant to this Option, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. The Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

13.Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

14.No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate your Service, for any reason, with or without cause.

15.Adjustment. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by this Option and the exercise price per Share may be adjusted pursuant to the Plan.

16.Plan Discretionary; Extraordinary Compensation. In accepting the Option, you acknowledge, understand and agree that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c)all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;

(d)the Option grant and your participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Parent, or Subsidiary, and shall not interfere with the ability of the Company, the Employer or any Parent, or Subsidiary, as applicable, to terminate your employment or service relationship (if any);

(e)you are voluntarily participating in the Plan;

(f)the Option and any Shares acquired under the Plan, and income and value of same, are not intended to replace any pension rights or compensation;

(g)the Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, leave-related pay, pension or retirement or welfare benefits or similar mandatory payments;

(h)unless otherwise agreed with the Company in writing, the Option and any Shares acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, any Service you provide as a director of the Company, its Parent or Subsidiary;

(i)the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(j)if the underlying Shares do not increase in value, the Option will have no value;

(k)if you exercise the Option and acquire Shares, the value of such Shares may increase or decrease in value, even below the exercise price;

(l)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from you ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any);

(m)unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and

(n)neither the Company, the Employer nor any Parent, or Subsidiary shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Option or of any amounts due to you pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

17.Data Privacy.

(a)Data Privacy Consent. By electing to participate in the Plan via the Company’s online acceptance procedure, you are declaring that you agree with the data processing practices described herein and consent to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other) data protection law perspective, for the purposes described herein.

(b)Declaration of Consent. You understand that you need to review the following information about the processing of your personal data by or on behalf of the Company, the Employer and/or any Subsidiary as described in this Agreement and any other Plan materials (the “Personal Data”) and declare your consent. As regards the processing of your Personal Data in connection with the Plan and this Agreement, you understand that the Company is the controller of your Personal Data.

(c)Data Processing and Legal Basis. The Company collects, uses and otherwise processes Personal Data about you for the purposes of allocating Shares and implementing, administering and managing the Plan. You understand that this Personal Data may include, without limitation, your name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in your favor. The legal basis for the processing of your Personal Data, where required, will be your consent.

(d)Stock Plan Administration Service Providers. You understand that the Company may transfer your Personal Data, or parts thereof, to an independent service provider based in the United States to assist the Company with the implementation, administration and management of the Plan. You understand and acknowledge that the Company’s service provider will open an account for you to receive and trade Shares acquired under the Plan and that you will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of your ability to participate in the Plan.

(e)International Data Transfers. You understand that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan are based in the United States. You understand and acknowledge that your country may have enacted data privacy laws that are different from the laws of the United States. For example, the European Commission has issued only a limited adequacy finding with respect to the United States that applies solely if and to the extent that companies self-certify and remain self-certified under the EU/U.S. Privacy Shield program. The Company does not currently participate in the EU/U.S. Privacy Shield Program. The Company’s legal basis for the transfer of your Personal Data is your consent.

(f)Data Retention. You understand that the Company will use your Personal Data only as long as is necessary to implement, administer and manage your participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, you understand and acknowledge that the Company’s legal basis for the processing of your Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs your Personal Data for any of the above purposes, you understand the Company will remove it from its systems.

(g)Voluntariness and Consequences of Denial/Withdrawal of Consent. You understand that your participation in the Plan and your consent is purely voluntary. You may deny or later withdraw your consent at any time, with future effect and for any or no reason. If you deny or later withdraw your consent, the Company can no longer offer you participation in the Plan or offer other equity awards to you or administer or maintain such awards and you would no longer be able to participate in the Plan. You further understand that denial or withdrawal of your consent would not affect your status or salary as an employee or your career and that you would merely forfeit the opportunities associated with the Plan.

(h)Data Subject Rights. You understand that data subject rights regarding the processing of Personal Data vary depending on the applicable law and that, depending on where you are based and subject to the conditions set out in the applicable law, you may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about you and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about you that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of your objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of your Personal Data in certain situations where you feel its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of your Personal Data that you have actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or your employment and is carried out by automated means. In case of concerns, you understand that you may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, your rights, you understand that you should contact your local human resources representative.

(i)Alternate Basis and Additional Consents. Finally, you understand that the Company may rely on a different basis for the collection, processing or transfer of Personal Data in the future and/or request that you provide another data privacy consent. If applicable, you agree that upon request of the Company or the Employer, you will provide an executed acknowledgement or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and agree that you will not be able to participate in the Plan if you fail to provide any such consent or agreement requested by the Company and/or the Employer.

18.Language. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English so as to allow you to understand the terms and conditions of this Agreement. Further, if you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

19.Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20.Insider Trading Restrictions/Market Abuse Laws. By participating in the Plan, you agree to comply with the Company’s policy on insider trading (to the extent that it is applicable to you). Depending on your country or the designated broker's country or the country where the Shares are listed, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to accept, acquire, sell, attempt to sell or otherwise dispose of Shares, rights to Shares (e.g., the Option) or rights linked to the value of Shares during such times as you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancelation or amendment of orders you placed before possessing inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, which may include your fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You are responsible for ensuring compliance with any applicable restrictions and should consult your personal legal advisor on this matter.

21.Foreign Asset/Account or Tax Reporting; Exchange Controls. Your country may have certain foreign asset/account or tax reporting requirements and/or exchange controls that may affect your ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside your country. You may be required to report such accounts, assets, or transactions to the tax or other authorities in your country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated broker or bank and/or within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you understand and agree that you should consult your personal legal and tax advisors for any details.

22.Award Subject to Company Clawback or Recoupment.  The Option shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancelation of your Option (whether vested or unvested) and the recoupment of any gains realized with respect to your Option.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. This Agreement may be amended only by another written agreement between the parties.
BY ACCEPTING THIS OPTION, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

Appendix to the
Stock Option Agreement (Global)
Chegg, Inc. 2013 Equity Incentive Plan
Country-Specific Provisions
Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Agreement, the Notice or in the Plan.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Option granted to you under the Plan if you reside and/or work in one of the countries listed below.  If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you transfer employment and/or residency between countries after the Date of Grant, the Company will, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to you.
Notifications
This Appendix also includes information regarding securities, exchange control, foreign asset/account reporting and certain other issues of which you should be aware with respect to your participation in the Plan.  The information is based on the securities, exchange control, foreign asset/account reporting and other laws in effect in the respective countries as of March 2019.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that you exercise the Option or you sell Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your individual situation.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
Finally, if you are a citizen or resident (or are considered as such for local tax purposes) of a country other than the one in which you are currently residing and/or working, or if you transfer employment and/or residency after the Date of Grant, the information contained herein may not be applicable to you in the same manner.

GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you make or receive a payment in excess of this amount, you are responsible for electronically reporting to the German Federal Bank by the fifth day of the month following the month in which the payment occurs. The form of report (Allgemeine Meldeportal Statistik) can be accessed via German Federal Bank’s website (www.bundesbank.de) and is available in both German and English.
Foreign Account / Assets Reporting Information. German residents holding Shares must notify their local tax office of the acquisition of Shares when they file their tax returns for the relevant year if the value of all Shares acquired exceeds €150,000 or in the unlikely event that the resident holds Shares exceeding 10% of the Company’s total Common Stock.
INDIA
Terms and Conditions
Method of Payment. The following provision supplements Section 4 of the Agreement:
Due to legal considerations in India, payment of the exercise price and any Tax-Related Items may not be made pursuant to a cashless “sell to cover” exercise whereby some, but not all, of the Shares purchased upon exercise of the Option are sold to pay the exercise price. The Company reserves the right to provide you with additional methods of payment in the future depending on the development of local law. For the avoidance of doubt, you are permitted to exercise the Option using a cashless sell-all method pursuant to which all of the Shares will be sold immediately upon exercise and the sale proceeds, less the exercise price, any Tax-Related Item’s and broker’s fees or commissions, will be remitted to you in cash.

Notifications
Exchange Control Information. Indian residents are required to repatriate to India, or cause to be repatriated, any proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares within such time as prescribed under applicable Indian exchange control laws as may be amended from time to time. You should obtain a foreign inward remittance certificate (“FIRC”) or other similar form from the bank where you deposit the funds and maintain the FIRC or other form as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. You should consult with your personal legal advisor to ensure compliance with the applicable requirements.

Foreign Asset / Account Reporting Information. You are required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside India) in your annual income tax return. You should consult your personal legal advisor to ensure compliance with the applicable requirements.
ISRAEL
Terms and Conditions
The following provision applies to you if you are in Israel on the Date of Grant.
Trust Arrangement. You understand and agree that the grant of the Option is offered subject to and in accordance with the terms of the Plan, the Appendix for Israeli Participants (the “Subplan”) and the Agreement. You understand that the Option shall be allocated under the provisions of the track referred to as the “Capital Gain Route,” according to Section 102(b)(2) and 102(b)(3) of the Israeli Income Tax Ordinance and shall be held by the trustee for the periods stated in Section 102. You hereby confirm that you: (i) have read and understand the Plan, Subplan and Agreement; (ii) have received all the clarifications and explanations that you have requested; and (iii) had the opportunity to consult with your advisers before accepting the Agreement.
The following provision applies to you if you transfer into Israel after the Date of Grant.
Exercise of Option. The following provision supplements Section 3 of the Agreement.
At the discretion of the Company, you may be restricted to exercising the Option using the broker-assisted, same-day sale or cashless sell-all exercise method, pursuant to which all Shares are sold immediately upon exercise of the Option and you receive the sale proceeds less the exercise price, Tax-Related Items and any applicable broker fees or commissions. In this case, you will not be entitled to hold any Shares acquired at exercise.
Notifications
Securities Law Information: The grant of the Option is being made pursuant to an exemption from the requirement to file and publish a prospectus in Israel regarding the Plan obtained from the Israeli Securities Authority. Copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission will be made available by request from Chegg, Inc., Attn: Stock Plan Administration at the Company, 3990 Freedom Circle, Santa Clara, California 95054, Email: stockadmin@chegg.com, Telephone (408) 855-5600. Alternatively, copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission will be available on the respective designated-broker online portal for employees.

Notice of Restricted Stock Unit Award
(Global)
Chegg, Inc. 2013 Equity Incentive Plan
You (“you”) have been granted an award of Restricted Stock Units (“RSUs”) by Chegg, Inc. (the “Company”) under its 2013 Equity Incentive Plan (the “Plan”) subject to the terms and conditions of the Plan, this Notice of Restricted Stock Unit Award (the “Notice”) and the attached Restricted Stock Unit Agreement (hereinafter “RSU Agreement”), including any applicable country-specific provisions in the appendix attached hereto (if any) (the “Appendix”). Unless otherwise defined herein, any capitalized terms used herein will have the meaning ascribed to them in the Plan.

Name:
Address:
Number of RSUs:
Date of Grant:
Vesting Commencement Date:

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs. This RSU expires earlier if your Service terminates, as described in the RSU Agreement.
Vesting Schedule:	[INSERT VESTING SCHEDULE]
You acknowledge and agree that the Vesting Schedule may change prospectively in the event that your service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards. You further acknowledge that the grant of this RSU by the Company is at the Company’s sole discretion, and does not entitle you to further grant(s) of RSU(s) or any other award(s) under the Plan or any other plan or program maintained by the Company or any parent, subsidiary or affiliate of the Company. You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by continuing Service. By accepting this RSU, you consent to electronic delivery as set forth in the RSU Agreement.

PARTICIPANT	CHEGG, INC.

Signature:	By:

Print Name:	Its:

Restricted Stock Unit Agreement
(Global)
Chegg, Inc. 2013 Equity Incentive Plan

You have been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement, including any applicable country-specific provisions in the appendix attached hereto (if any) (the “Appendix”)

1.
Settlement. Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs shall be in Shares. Settlement means the delivery of the Shares vested under an RSU. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Agreement.

2.No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, you shall have no ownership of the Shares allocated to the RSUs and shall have no right dividends or to vote such Shares.

3.Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to you.

4.No Transfer. RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.

5.Termination. If your Service terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights you have to such RSUs shall immediately terminate without payment of any consideration to you. Your Service will be considered terminated as of the date you are no longer providing Services to the Company, its Parent or one of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any) (the “Termination Date”). Unless otherwise provided in this Agreement or determined by the Company, your right to vest in the RSUs under the Plan, if any, will terminate as of the Termination Date and will not be extended by any notice period (e.g., your period of Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under the laws of the jurisdiction in which you reside or the terms of your employment agreement, if any). In case of any dispute as to whether your termination of Service has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination. The Committee shall have the exclusive discretion to determine whether you may still be considered to be providing services while on an approved leave of absence.

6.Tax Consequences. You acknowledge that there will be tax consequences upon vesting and settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and you should consult a tax adviser regarding your tax obligations prior to such settlement or disposition in the jurisdiction where you are subject to tax.

7.Withholding Taxes and Stock Withholding. Regardless of any action the Company or its Parent or Subsidiary employing you (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-related Items legally due by you is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. You further acknowledge that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (b) do not commit to structure the terms of the award or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, you acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; or

(ii)
withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or

(iii)	withholding in Shares to be issued upon settlement of the RSUs, provided the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amounts;

(iv)	your payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)	any other arrangement approved by the Committee.

all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(v) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event.
Unless determined otherwise by the Committee in advance of a Tax-Related Items withholding event, the method of withholding for this RSU will be (iii) above.
The Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including, to the extent permitted by the Plan, maximum applicable rates in your jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Common Stock. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the Tax-Related Items withholding. You acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items described in this Section.
8.Acknowledgement. The Company and you agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan. You: (i) acknowledge receipt of a copy of the Plan prospectus, (ii) represent that you have carefully read and are familiar with their provisions, and (iii) hereby accept the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Notice.

9.Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

10.Compliance with Laws and Regulations; Legends. The issuance of Shares will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any Shares pursuant to this RSU, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. The Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

11.Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

12.No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate your Service, for any reason, with or without cause.

13.    Appendix. Notwithstanding any provisions in this Agreement, the RSU shall be subject to any special terms and conditions set forth in the Appendix to this Agreement for your country set forth as an attachment to this Agreement (if any). Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
14.    Consent to Electronic Delivery of All Plan Documents and Disclosures. By acceptance of this RSU, you consent to the electronic delivery of the Notice, this RSU Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSU. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at stockadmin@chegg.com. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at stockadmin@chegg.com. Finally, you understand that you are not required to consent to electronic delivery. To the extent you have been provided with a copy of this Agreement, the Plan, or any other documents relating to the RSU in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.
15.    Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with your termination of employment constitute deferred compensation subject to Section 409A, and you are deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from your separation from service from the Company or (ii) the date of your death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to you including, without limitation, the additional tax for which you would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

16.    Plan Discretionary; Extraordinary Compensation. In accepting the RSU, you acknowledge, understand and agree that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)the grant of the RSU is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

(d)the RSU grant and your participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Parent, or Subsidiary, and shall not interfere with the ability of the Company, the Employer or any Parent, or Subsidiary, as applicable, to terminate your employment or service relationship (if any);

(e)you are voluntarily participating in the Plan;

(f)the RSU and any Shares acquired under the Plan, and income and value of same, are not intended to replace any pension rights or compensation;

(g) the RSU and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, leave-related pay, pension or retirement or welfare benefits or similar mandatory payments;

(h)unless otherwise agreed with the Company in writing, the RSUs and any Shares acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, any Service you provide as a director of the Company, its Parent or Subsidiary;

(i)the future value of the Shares underlying the RSU is unknown, indeterminable, and cannot be predicted with certainty;

(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU resulting from you ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any);

(k)unless otherwise provided in the Plan or by the Company in its discretion, the RSU and the benefits evidenced by this Agreement do not create any entitlement to have the RSU or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and

(l)neither the Company, the Employer nor any Parent, or Subsidiary shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSU or of any amounts due to you pursuant to the exercise of the RSU or the subsequent sale of any Shares acquired upon settlement.

17.    Data Privacy.
(a)Data Privacy Consent. By electing to participate in the Plan via the Company’s online acceptance procedure, you are declaring that you agree with the data processing practices described herein and consent to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other) data protection law perspective, for the purposes described herein.

(b)Declaration of Consent. You understand that you need to review the following information about the processing of your personal data by or on behalf of the Company, the Employer and/or any Subsidiary as described in this Agreement and any other Plan materials (the “Personal Data”) and declare your consent. As regards the processing of your Personal Data in connection with the Plan and this Agreement, you understand that the Company is the controller of your Personal Data.

(c)Data Processing and Legal Basis. The Company collects, uses and otherwise processes Personal Data about you for the purposes of allocating Shares and implementing, administering and managing the Plan. You understand that this Personal Data may include, without limitation, your name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in your favor. The legal basis for the processing of your Personal Data, where required, will be your consent.

(d)Stock Plan Administration Service Providers. You understand that the Company may transfer your Personal Data, or parts thereof, to an independent service provider based in the United States to assist the Company with the implementation, administration and management of the Plan. You understand and acknowledge that the Company’s service provider will open an account for you to receive and trade Shares acquired under the Plan and that you will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of your ability to participate in the Plan.

(e)International Data Transfers. You understand that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan are based in the United States. You understand and acknowledge that your country may have enacted data privacy laws that are different from the laws of the United States. For example, the European Commission has issued only a limited adequacy finding with respect to the United States that applies solely if and to the extent that companies self-certify and remain self-certified under the EU/U.S. Privacy Shield program. The Company does not currently participate in the EU/U.S. Privacy Shield Program. The Company’s legal basis for the transfer of your Personal Data is your consent.

(f)Data Retention. You understand that the Company will use your Personal Data only as long as is necessary to implement, administer and manage your participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, you understand and acknowledge that the Company’s legal basis for the processing of your Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs your Personal Data for any of the above purposes, you understand the Company will remove it from its systems.

(g)Voluntariness and Consequences of Denial/Withdrawal of Consent. You understand that your participation in the Plan and your consent is purely voluntary. You may deny or later withdraw your consent at any time, with future effect and for any or no reason. If you deny or later withdraw your consent, the Company can no longer offer you participation in the Plan or offer other equity awards to you or administer or maintain such awards and you would no longer be able to participate in the Plan. You further understand that denial or withdrawal of your consent would not affect your status or salary as an employee or your career and that you would merely forfeit the opportunities associated with the Plan.

(h)Data Subject Rights. You understand that data subject rights regarding the processing of Personal Data vary depending on the applicable law and that, depending on where you are based and subject to the conditions set out in the applicable law, you may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about you and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about you that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of your objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of your Personal Data in certain situations where you feel its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of your Personal Data that you have actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or your employment and is carried out by automated means. In case of concerns, you understand that you may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, your rights, you understand that you should contact your local human resources representative.

(i)Alternate Basis and Additional Consents. Finally, you understand that the Company may rely on a different basis for the collection, processing or transfer of Personal Data in the future and/or request that you provide another data privacy consent. If applicable, you agree that upon request of the Company or the Employer, you will provide an executed acknowledgement or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and agree that you will not be able to participate in the Plan if you fail to provide any such consent or agreement requested by the Company and/or the Employer.

18.    Language. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English so as to allow you to understand the terms and conditions of this Agreement. Further, if you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
19.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
20.    Insider Trading Restrictions/Market Abuse Laws. By participating in the Plan, you agree to comply with the Company’s policy on insider trading (to the extent that it is applicable to you). Depending on your country or the designated broker's country or the country where the Shares are listed, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to accept, acquire, sell, attempt to sell or otherwise dispose of Shares, rights to Shares (e.g., the RSUs) or rights linked to the value of Shares during such times as you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before possessing inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, which may include your fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You are responsible for ensuring compliance with any applicable restrictions and should consult your personal legal advisor on this matter.
21.    Foreign Asset/Account or Tax Reporting; Exchange Controls. Your country may have certain foreign asset/account or tax reporting requirements and/or exchange controls that may affect your ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside your country. You may be required to report such accounts, assets, or transactions to the tax or other authorities in your country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated broker or bank and/or within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you understand and agree that you should consult your personal legal and tax advisors for any details.
22.    Award Subject to Company Clawback or Recoupment. The RSU shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancelation of your RSU (whether vested or unvested) and the recoupment of any gains realized with respect to your RSU.

BY ACCEPTING THIS RSU, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

Appendix to the
Restricted Stock Unit Agreement (Global)
Chegg, Inc. 2013 Equity Incentive Plan
Country-Specific Provisions
Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Agreement, the Notice or in the Plan.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the RSUs granted to you under the Plan if you reside and/or work in one of the countries listed below.  If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you transfer employment and/or residency between countries after the Date of Grant, the Company will, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to you.
Notifications
This Appendix also includes information regarding securities, exchange control, foreign asset/account reporting and certain other issues of which you should be aware with respect to your participation in the Plan.  The information is based on the securities, exchange control, foreign asset/account reporting and other laws in effect in the respective countries as of February 2019.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that the RSUs vest or you sell Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your individual situation.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
Finally, if you are a citizen or resident (or are considered as such for local tax purposes) of a country other than the one in which you are currently residing and/or working, or if you transfer employment and/or residency after the Date of Grant, the information contained herein may not be applicable to you in the same manner.

GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you make or receive a payment in excess of this amount, you are responsible for electronically reporting to the German Federal Bank by the fifth day of the month following the month in which the payment occurs. The form of report (Allgemeine Meldeportal Statistik) can be accessed via German Federal Bank’s website (www.bundesbank.de) and is available in both German and English.
Foreign Account / Assets Reporting Information. German residents holding Shares must notify their local tax office of the acquisition of Shares when they file their tax returns for the relevant year if the value of all Shares acquired exceeds €150,000 or in the unlikely event that the resident holds Shares exceeding 10% of the Company’s total Common Stock.
INDIA
Notifications
Exchange Control Information. Indian residents are required to repatriate to India, or cause to be repatriated, any proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares within such time as prescribed under applicable Indian exchange control laws as may be amended from time to time. You should obtain a foreign inward remittance certificate (“FIRC”) or other similar form from the bank where you deposit the funds and maintain the FIRC or other form as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. You should consult with your personal legal advisor to ensure compliance with the applicable requirements.

Foreign Asset / Account Reporting Information. You are required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside India) in your annual income tax return. You should consult your personal legal advisor to ensure compliance with the applicable requirements.

ISRAEL
Terms and Conditions
The following provision applies to you if you are in Israel on the Date of Grant.
Trust Arrangement. You understand and agree that the grant of RSUs is offered subject to and in accordance with the terms of the Plan, the Appendix for Israeli Participants (the “Subplan”) and the Agreement. You understand that the RSUs shall be allocated under the provisions of the track referred to as the “Capital Gain Route,” according to Section 102(b)(2) and 102(b)(3) of the Israeli Income Tax Ordinance and shall be held by the trustee for the periods stated in Section 102. You hereby confirm that you: (i) have read and understand the Plan, Subplan and Agreement; (ii) have received all the clarifications and explanations that you have requested; and (iii) had the opportunity to consult with your advisers before accepting the Agreement.
The following provision applies to you if you transfer into Israel after the Date of Grant.
Settlement. The following provision supplements Section 1 of the Agreement.
At the discretion of the Company, you may be subject to an immediate forced sale restriction, pursuant to which all Shares acquired at vesting will be immediately sold and you will receive the sale proceeds less Tax-Related Items and applicable broker fees and commissions. In this case, you will not be entitled to hold any Shares acquired at vesting.
Notifications
Securities Law Information: The grant of the RSU is being made pursuant to an exemption from the requirement to file and publish a prospectus in Israel regarding the Plan obtained from the Israeli Securities Authority. Copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission will be made available by request from Chegg, Inc., Attn: Stock Plan Administration at the Company, 3990 Freedom Circle, Santa Clara, California 95054, Email: stockadmin@chegg.com, Telephone (408) 855-5600. Alternatively, copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission will be available on the respective designated-broker online portal for employees.